UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-K
                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)  JUNE 21, 2002




                 ELECTRONIC IDENTIFICATION, INC.
     (Exact name of registrant as specified in its charter)




  Nevada                 000-27365                  88-0440528
(State of               (Commission             (I.R.S. Employer
organization)           File Number)            Identification No.)

#411 - 1200 West Pender Street, Vancouver, BC, Canada  V6E 2S9
(Address of principal executive offices)

Registrant's telephone number, including area code (604) 684-8002




 (Former name or former address, if changed since last report.)


ITEM 5    OTHER EVENTS

On June 21, 2002, the Company received written notice from Advanced Biometrics, Inc. ("ABI") terminating the Share Exchange Agreement between the Company and ABI dated February 7, 2002 (the "Agreement"). Under the Agreement, it was proposed that the Company would acquire 100% of the stock of ABI in exchange for 80% of the Company's outstanding common stock.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                           Electronic Identification, Inc.


                           By: /s/ Terry Kirby, President

                           Date:  July 2, 2002